UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 25, 2011

____________________________

PACIFIC GOLD CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

000- 32629	848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89821	98-0408708
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

888-257-4193

(Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 – Entry into a Material Definitive Agreement

Pacific Gold Corp. has settled its current outstanding litigation with Komatsu Equipment Company. Pacific Gold Corp. has agreed to pay Komatsu Equipment Company $125,000 in cash and 2,000,000 shares of Pacific Gold Corp. common stock. The shares will be restricted and subject to rule 144. The cash payments totaling the $125,000 are as follows; January 31st, $20,000; April 25th, $20,000; August 25th, $25,000; November 25th, $60,000. The 2,000,000 shares of common stock and the January 31st payment of $20,000 have already been delivered to Komatsu Equipment Company.

As of today the outstanding common stock of Pacific Gold Corp. is 745,732,651.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Gold Corp.
(Registrant)

Date: January 25, 2011	By:	/s/ Robert Landau
Robert Landau
Chief Executive Officer

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